UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2017
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Issuance of Senior Notes
On December 12, 2017 (the “Closing Date”), TerraForm Power Inc., a Delaware corporation (the “Company”), completed the previously announced private offering by its wholly-owned subsidiary, TerraForm Power Operating, LLC (the “Issuer”), of $500,000,000 aggregate principal amount of senior notes due 2023 (the “2023 Notes”) and $700,000,000 aggregate principal amount of senior notes due 2028 (the “2028 Notes” and, together with the 2023 Notes, the “Notes”) at an issue price of 100%.
The Notes were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.
The Company intends to use the net proceeds of the offering of the Notes to redeem in full its existing 5.875% senior notes due 2023, of which $950,000,000 aggregate principal amount remains outstanding, at a redemption price that includes a make-whole premium of approximately $51 million in the aggregate, plus accrued and unpaid interest, and to repay outstanding indebtedness under its new senior secured revolving credit facility (the “New Revolver”) entered into on October 17, 2017 with HSBC Bank USA, National Association, as administrative agent and as collateral agent, HSBC Bank Canada, Bank of Montreal, Bank of Nova Scotia, Natixis Securities Americas LLC, RBC Capital Markets and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners, and the lenders party thereto.
The terms of the 2023 Notes are governed by an indenture, dated as of the Closing Date (the “2023 Indenture”), and the terms of the 2028 Notes are governed by an indenture, dated as of the Closing Date (the “2028 Indenture”, together with the 2023 Indenture, the “Indentures” and each, an “Indenture”), among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”).
Interest and Maturity. The 2023 Notes bear interest at a rate of 4.25% per annum and mature on January 31, 2023. The 2028 Notes bear interest at a rate of 5.00% per annum and mature on January 31, 2028. Interest is payable on the Notes on January 31 and July 31 of each year, commencing on July 31, 2018.
Guarantees. The Issuer’s obligations under the Notes will be guaranteed by TerraForm Power, LLC (“Terra LLC”), the Issuer’s parent, and will be jointly and severally and fully and unconditionally guaranteed by each subsidiary of the Issuer that guarantees any obligations of the Issuer under the New Revolver, its new senior secured term loan credit facility (the “New Term Loan”) entered into on November 8, 2017 with Royal Bank of Canada, as administrative agent and as collateral agent, HSBC Bank Canada, Bank of Montreal, Bank of Nova Scotia, Natixis Securities Americas LLC, RBC Capital Markets and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners, and the lenders party thereto or certain other material indebtedness of the Issuer or Terra LLC.
Ranking. The Notes will be general unsecured obligations of the Issuer. The Notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all existing and future senior indebtedness of the Issuer, including the Issuer’s indebtedness under the New Revolver, the New Term Loan and the existing senior notes, senior in right of payment to any future subordinated indebtedness of the Issuer, and effectively subordinated to all borrowings under the New Revolver and the New Term Loan, which are secured by substantially all of the assets of the Issuer and the guarantors of the Notes, and any other secured indebtedness (including any secured hedging obligations) of the Issuer or the guarantors of the Notes, in each case to the extent of the value of the assets that secure the New Revolver and the New Term Loan or such other secured indebtedness.
 Covenants. Each Indenture contains restrictive covenants that limit the ability of the Issuer and its restricted subsidiaries to, among other things, create certain liens and merge or consolidate with other companies. Each of these covenants is subject to a number of important exceptions and qualifications as set forth in the applicable Indenture.
Events of Default. Each Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the applicable Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the applicable series of Notes may declare the principal of and accrued but unpaid interest on all of such Notes to be due and payable immediately.
Redemption. At its option, the Issuer may redeem some or all of the Notes of a series at any time or from time to time prior to their maturity. If the Issuer elects to redeem the 2023 Notes prior to October 31, 2022, or the 2028 Notes prior to July 31, 2027, the Issuer will pay a “make-whole” price as set forth in the applicable Indenture. If the Issuer elects to redeem the 2023 Notes on or after October 31, 2022, or the 2028 Notes on or after July 31, 2027, the Issuer will pay a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest thereon to but excluding the redemption date. If certain change of control triggering events occur, the Issuer must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.
No Registration. The Notes and the Guarantees have not been registered under the Securities Act and will not have the benefit of any registration rights.
 The foregoing description of the Indentures does not purport to be complete and is qualified in its entirety by reference to the 2023 Indenture, the 2023 Notes, the 2028 Indenture and the 2028 Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto, respectively, and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above under the heading “Issuance of Senior Notes” is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of December 12, 2017, between TerraForm Power Operating, LLC, the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 4.25% Senior Notes due 2023.

4.2	Form of 4.25% Senior Notes due 2023 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).
4.3
Indenture, dated as of December 12, 2017, between TerraForm Power Operating, LLC, the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 5.00% Senior Notes due 2028.

4.4	Form of 5.00% Senior Notes due 2028 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.3).

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture, dated as of December 12, 2017, between TerraForm Power Operating, LLC, the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 4.25% Senior Notes due 2023.

4.2	Form of 4.25% Senior Notes due 2023 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).
4.3
Indenture, dated as of December 12, 2017, between TerraForm Power Operating, LLC, the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 5.00% Senior Notes due 2028.

4.4	Form of 5.00% Senior Notes due 2028 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: December 12, 2017	By:	/s/ Andrea Rocheleau
	Name:	Andrea Rocheleau
	Title:	General Counsel and Secretary